UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 30, 2008

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(Jurisdiction of Corporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 KEMET Way, Simpsonville, SC          29681

(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code:  (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Under the terms of a previously announced long-term incentive plan (“LTIP”), the Company’s Chief Executive Officer, Chief Financial Officer and the other named executive officers each had the potential to receive a bonus payable in shares of restricted stock of the Corporation based on the achievement of certain target financial metrics for the combined fiscal year 2008 and fiscal year 2009 time period.  As previously disclosed on the Current Report on Form 8-K dated June 5, 2008, effective May 29, 2008, the Company’s Chief Executive Officer, Per-Olof Loof; Executive Vice President and Chief Financial Officer, David E. Gable; Senior Vice President, Tantalum Business Group, Conrado Hinojosa; Vice President, Human Resources, Larry C. McAdams; and Vice President and Chief Information Officer, Daniel E. LaMorte (each a named executive officer eligible to participate in the LTIP) agreed to cancel any performance award which would have been payable pursuant to the terms of the LTIP regardless of whether the target financial metrics are met.  Under the terms of this agreement, each of the aforementioned executives has agreed that they shall not be entitled to any replacement award for such cancellation.  As previously disclosed, the cancellation agreement shall become effective if and when 100% of the LTIP participants enter into a cancellation agreement.  As of June 30, 2008, 100% of the LTIP participants have entered into the cancellation agreement and accordingly, the LTIP has been cancelled.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2008	KEMET Corporation

/s/ DAVID E. GABLE
David E. Gable
Executive Vice President and
Chief Financial Officer